Exhibit 10.68

MEMBERSHIP INTEREST EXCHANGE AND SUBSCRIPTION AGREEMENT

THIS MEMBERSHIP INTEREST EXCHANGE AND SUBSCRIPTION AGREEMENT (this “Agreement”) is effective as of May 23, 2018 (the “Effective Date”), by Comstock Holding Companies, Inc., a Delaware corporation (the “Company”), Comstock Growth Fund, L.C. (“CGF”) and the member whose signatures appear on the last page hereto (the “Member”). The Company, CGF and the Member are sometimes referred to herein individually as a “Party” or collectively as the “Parties.”

ARTICLE I

EXCHANGE OF CLASS B MEMBERSHIP FOR PREFERRED STOCK

1.01    Exchange. Subject to the terms and conditions of this Agreement, on the Effective Date, the Member hereby exchanges 98.765% of its Class B membership interest in CGF (as amended, extended, supplemented or otherwise modified, the “Interest”) with a value equal to $8,000,000 for 1,600,000 shares of the Company’s Series C Non-Convertible Preferred Stock, par value $0.01 per share and a stated value of $5.00 per share (the “Preferred Stock”). The number of shares of Preferred Stock received by the Member in exchange for the Interest hereunder represents all outstanding amounts that are owed or could be owed by the Company to the Member, plus all accrued but unpaid interest as of the Effective Date. The Interest shall be delivered to the Company on the Effective Date and cancelled. The residual membership interest held by the Member shall be reflected in an amended Schedule 1-B to CGF’s operating agreement. CGF enters into this Agreement to acknowledge the transaction contemplated hereby and to agree to be bound by the provisions of Section 5.04 herein.

1.02    Fair Market Values for Tax Reporting; Tax Indemnity.

(a).     The Parties agree that the fair market value of the Interest exchanged under this Agreement is $____________ and that the fair market value of each share of Preferred Stock exchanged under this Agreement is $5.00. The balance due under the Interest, as of May 1, 2018 is $8,000,000. Each Party agrees that all federal, state and local tax filings and reportings made by such Party in connection with the transactions contemplated by this Agreement shall be consistent with the foregoing agreed-upon fair market values.

(b)    In consideration of the exchange of the Interest for the Preferred Stock pursuant to this Agreement, the Company shall indemnify the Member against, and reimburse the Member for, any and all taxes imposed upon or incurred by the Member or such participants solely as a result of the exchange and cancellation of the Interest as provided in this Agreement. The Company shall reimburse the Member as soon as practicable following the payment of such taxes by the Member, but in any event no later than 30 days after the Company receives a written demand for said reimbursement from the Member.

ARTICLE II

REPRESENTATIONS, WARRANTIES AND UNDERSTANDINGS OF THE MEMBER

The Member hereby represents and warrants to the Company as follows:

2.01    Ownership. The Member is the sole record holder and beneficial owner of the Interest. The Member owns the Interest free and clear of all liens, pledges, mortgages, charges, security interests or encumbrances of any kind whatsoever. The Member is not a party to any agreement or arrangement which will impose any such encumbrance upon the Interest as a result of the transactions contemplated hereby.

2.02    Power and Authority; Enforceability. The Member has the power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. This Agreement constitutes a legal, valid, and binding obligation of the Member, and is enforceable against the Member in accordance with its terms.

2.03    Approvals. No consent, approval, authorization or order of any person, entity, court, administrative agency or governmental authority is required for the execution, delivery or performance of this Agreement by the Member.

2.04    Conflicts. The execution, delivery and performance of this Agreement by the Member will not (a) conflict with, or result in a breach of, or constitute a default under, or result in violation of, any agreement or instrument to which the Member is a party or by which the property of the Member is bound, or (b) result in the violation of any applicable law or order, judgment, writ, injunction, decree or award of any court, administrative agency or governmental authority.

2.05    Acquiring for Investment. The Member is acquiring the Preferred Stock for its own account, for investment purposes only and not with a view towards or in connection with the public sale or distribution thereof in violation of the Securities Act of 1933, as amended (the “Securities Act”). The Member will not, directly or indirectly, offer, sell, pledge or otherwise transfer its Preferred Stock, or any interest therein, except pursuant to transactions that are exempt from the registration requirements of the Securities Act and/or sales registered under the Securities Act. The Member understands and acknowledges that there is no public market for the Preferred Stock and it is unlikely that any public market will develop. There can be no assurance that the Member will be able to sell or otherwise dispose of the Preferred Stock. The Member acknowledges that it must bear the economic risk of the Member’s investment in the Preferred Stock indefinitely, unless the Preferred Stock is registered pursuant to the Securities Act and any applicable state securities laws or an exemption from such registration is available, and that the Company has no present intention of registering any such Securities or any obligation to do so in the future.

2.06    Accredited Investor Status. The Member is: (a) an “accredited investor” within the meaning of Rule 501 of Regulation D under the Securities Act; (b) experienced in making investments of the kind contemplated by this Agreement; and (c) capable, by reason of its business and financial experience, of evaluating the relative merits and risks of an investment in the Preferred Stock.

2.07    Access to Information; Advice. The Member has had the opportunity to discuss the transactions contemplated hereby with the management of the Company and has had the opportunity to obtain such information pertaining to the Company as has been requested. The Member understands that an investment in the Company involves substantial risks. The Member (a) can bear the economic risk of losing its entire investment in the Company and has adequate means for providing for its current financial needs and contingencies, and (b) has the financial acumen and sophistication to make an informed investment decision with respect to the transactions contemplated hereby and the Preferred Stock to be issued hereunder. The Member is relying solely upon the advice of its own legal, tax and financial advisers with respect to the tax and other legal aspects of an investment in the Preferred Stock.

2.08    Exemption of Offering. The Member understands that the Preferred Stock is being issued in reliance upon an exemption from the registration requirements of the Securities Act, and applicable state securities laws, and that the Company is relying upon the accuracy of, and the Member’s compliance with, the Member’s representations, warranties and covenants set forth in this Agreement to determine the availability of such exemption.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company hereby represents and warrants to the Member as follows:

3.01    Organization. The Company is duly formed and validly existing under the laws of the State of Delaware, with full power and authority to conduct its business as it is currently being conducted and to own its assets; and has secured any other authorizations, approvals, permits and orders required by law for the conduct by the Company of its business as it is currently being conducted.

3.02    Power and Authority; Enforceability. The Company has the power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. This Agreement constitutes a legal, valid, and binding obligation of the Company, and is enforceable against the Company in accordance with its terms.

3.03    Approvals. Subject to the accuracy of the Member’s representations and warranties herein, no consent, approval, authorization or order of, or filing or registration with, any governmental authority or other person is required to be obtained or made by the Company for the execution, delivery and performance of this Agreement or the consummation of any of the transactions contemplated hereby.

3.04    No Default. The Company and its subsidiaries are not, and, immediately after the consummation of the transactions contemplated hereby, none will be, in material default of (whether upon the passage of time, the giving of notice or both) any term of its certificate of incorporation or its bylaws or any provision of any equity security issued by the Company.

3.05    Securities Laws. All notices, filings, registrations, or qualifications under state securities or “blue sky” laws, that are required in connection with the offer, issuance, sale and delivery of the Preferred Stock pursuant to this Agreement, have been, or will be, completed by the Company.

ARTICLE IV

TRANSFER RESTRICTIONS

4.01    Transfer Restriction. Except as permitted by Section 1.01, the Preferred Stock may not be transferred without the consent of the Company.

4.02    Transfer of Preferred Stock. The Member acknowledges that the shares of Preferred Stock are restricted securities and in addition to the restriction contained in Section 4.01 may be transferred only pursuant to: (a) an effective registration statement under the Securities Act and applicable state securities laws pertaining to such securities or an available exemption therefrom; and (b) Rule 144 of the Securities and Exchange Commission (or any similar rule or rules then in force) if such rule or rules are available.

4.03    Restrictive Legend. The Member acknowledges and agrees that, upon issuance pursuant to this Agreement, the certificates representing the Preferred Stock shall have endorsed thereon a legend in substantially the following form:

“THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR THE SECURITIES LAWS OF ANY STATE, AND ARE BEING OFFERED AND SOLD PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND SUCH LAWS. THESE SECURITIES MAY NOT BE SOLD OR TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OR SUCH OTHER LAWS. TRANSFER OR THESE SECURITIES IS FURTHER RESTRICTED BY THE TERMS OF THE MEMBERHSIP INTEREST EXCHANGE AND SUBSCRIPTION AGREEMENT EFFECTIVE AS OF MAY 23, 2018.”

ARTICLE V

MISCELLANEOUS PROVISIONS

5.01    Survival of Representations; Entire Agreement. All representations and warranties made by the Parties pursuant to this Agreement shall survive the execution and delivery of this Agreement. This Agreement and the related documents referred to herein constitute the entire understanding between the Parties with respect to the subject matter contained herein and therein and supersede any prior or contemporaneous understandings and agreements among them respecting such subject matter. Except as specifically set forth herein or therein, neither the Company nor the Member makes any representation, warranty, covenant or undertaking with respect to such matters.

5.02    Governing Law; Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Virginia, without regard to its conflict of laws principles. Any suit brought hereunder shall be brought in the state or federal courts sitting in Fairfax County, Virginia, and the Parties hereby waive any claim or defense that such forum is not convenient or proper.

5.03    Amendments; Counterparts. This Agreement may be amended only by a written instrument duly executed by each of the Parties. This Agreement may be executed in counterparts, each of which when executed and delivered shall be deemed to be an original and all of which counterparts taken together shall constitute but one and the same instrument. In order to facilitate execution of this Agreement, this Agreement may be duly executed and delivered by facsimile or other electronic transmission.

5.04    Further Assurances. The Parties agree to (a) furnish upon request to each other such further information, (b) execute and deliver to each other such other documents, and (c) do such other acts and things, all as the other Party may reasonably request for the purpose of carrying out the intent of this Agreement and the transactions contemplated by this Agreement.

5.05    Notices. All notices or other communications given or made hereunder shall be in writing and shall be delivered or mailed by registered or certified mail, return receipt requested, postage prepaid, to the Parties at their respective addresses set forth below:

If to the Company:

C/O Comstock Holding Companies, Inc.

1886 Metro Center Drive, 4th Floor

Reston, Virginia 20190

Attn: Chief Financial Officer

If to the Holder:

Comstock Development Services, LC

1886 Metro Center Drive, 4th Floor

Reston, Virginia 20190

Attn: Chistopher Clemente

If to CGF:

Comstock Growth Fund, L.C.

1886 Metro Center Drive, 4th Floor

Reston, Virginia 20190

Attn: General Counsel

5.06    Headings. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

5.07    Severability. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement or the validity or enforceability of this Agreement in any other jurisdiction.

IN WITNESS WHEREOF, the Parties have duly executed this Agreement as of the Effective Date.

COMPANY:

Comstock Holding Companies, Inc.

By:
Name:	Christopher Conover
Title:	Chief Financial Officer

MEMBER:

Comstock Development Services, LC

By:
Name:	Christopher Clemente
Title:	Manager

CGF:

Comstock Growth Fund, L.C.

BY:	Comstock Holding Companies, Inc., Manager

By:
Name:	Christopher Conover
Title:	Chief Financial Officer